UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2020

MIMECAST LIMITED

(Exact name of Registrant as Specified in Its Charter)

Bailiwick of Jersey	001-37637	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Finsbury Avenue
London EC2M 2PF
United Kingdom	EC2M 2PF
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (781) 996-5340

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

(Title of each class)	(Trading Symbol)	(Name of each exchange on which registered)
Ordinary Shares, nominal value $0.012 per share	MIME	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 5.02(b). Resignation of Director

On January 21, 2020, Jeffrey Lieberman notified Mimecast Limited, a corporation organized under the laws of the Bailiwick of Jersey (the “Company”), that he intends to resign from the Company’s Board of Directors, effective February 1, 2020. Mr. Lieberman’s decision to resign as a director was personal and was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Mr. Lieberman currently serves as Chairman of the Compensation Committee of the Board of Directors.

In connection with Mr. Lieberman’s resignation and based on the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors, the Board of Directors appointed Robert P. Schechter to serve as Chairman of the Compensation Committee, effective February 1, 2020. Mr. Schechter currently serves as a member of the Compensation Committee. Therefore, effective February 1, 2020, the composition of the Compensation Committee shall be: Robert P. Schechter, Chairman, Aaron Ain; and Alpna J. Doshi.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Mimecast Limited

Date: January 24, 2020	By:	/s/ Robert P. Nault
Robert P. Nault
Senior Vice President and General Counsel

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